Exhibit 10.30

EMERGENCE GRANT
NON-QUALIFIED STOCK OPTION AGREEMENT

This Non-Qualified Stock Option Agreement (this “Agreement”) is made and entered into as of the Date of Grant set forth on the Grant Detail Page (the “Date of Grant”) by and between Diebold Nixdorf, Incorporated, a Delaware corporation (the “Company”) and the Participant whose name is set forth on the Grant Detail Page (the “Participant”).

1.Grant of Option.

1.1Grant; Type of Option. Pursuant to the Diebold Nixdorf, Incorporated 2023 Equity and Incentive Plan, as amended (the “Plan”), the Company has granted to the Participant an Award consisting of an Option (the “Option”) to purchase the total number of Common Shares of the Company set forth on the Grant Detail Page, at the Exercise Price per Common Share set forth on the Grant Detail Page (the “Exercise Price”). The Option is intended to be a Non-qualified Stock Option (and not an Incentive Stock Option) and is subject to the terms and conditions set forth in this Agreement and the Plan. Capitalized terms that are used but not defined herein have the meanings ascribed to them in the Plan.

1.2Consideration. The grant of the Option is made in consideration of the services to be rendered by the Participant to the Company or a Subsidiary.

2.Vesting and Exercisability; Expiration.

2.1Vesting. Except as otherwise provided in this Agreement, the Option will vest and become exercisable on the fourth anniversary of the Date of Grant (the “Vesting Date”) with respect to (a) 40% of the Common Shares subject to the Option (rounded down to the nearest whole Common Share) (the “First Tranche”) if (i) the Participant remains continuously employed with or in service to the Company or any Subsidiary (“Continuous Service”) from the Date of Grant through the Vesting Date, and (ii) the price for a Common Share reaches at least $65.00, calculated using a twenty (20) trading-day average (the “First Price Hurdle”), on or prior to the Vesting Date; (b) an additional 30% of the Common Shares subject to the Option (rounded down to the nearest whole Common Share) (the “Second Tranche”) if (i) the Participant remains in Continuous Service from the Date of Grant through the Vesting Date, and (ii) the price for a Common Share reaches at least $85.00, calculated using a twenty (20) trading-day average (the “Second Price Hurdle”), on or prior to the Vesting Date; and (c) the remainder of the Common Shares subject to the Option (the “Third Tranche”) if (i) the Participant remains in Continuous Service from the Date of Grant through the Vesting Date, and (ii) the price for a Common Share reaches at least $95.00, calculated using a twenty (20) trading-day average (the “Third Price Hurdle”), on or prior to the Vesting Date. If (A) the First Tranche, the Second Tranche and/or the Third Tranche does not vest and become exercisable in accordance with this Section 2.1 on the Vesting Date, (B) the Participant remains in Continuous Service from the Date of Grant through the Vesting Date, and (C) a Change in Control has not occurred prior to the Vesting

Date, then the First Tranche, Second Tranche and/or Third Tranche, as applicable, will immediately terminate and be forfeited on the Vesting Date.
2.2Expiration. The Option will expire, terminate and be forfeited on the tenth anniversary of the Date of Grant (the “Expiration Date”), or earlier as provided in this Agreement or the Plan.

3.Termination of Continuous Service.

3.1Voluntary Termination Other than for Good Reason. If the Participant’s Continuous Service is terminated by the Participant for any reason other than Good Reason, any portion of the Option that is vested and exercisable as of such termination of Continuous Service shall be exercisable by the Participant within such period of time ending on the earlier of (a) ninety (90) days following such termination of Continuous Service and (b) the Expiration Date, and any unvested and unexercisable portion of the Option shall immediately terminate and be forfeited upon such termination of Continuous Service.
3.2Termination for Death or Disability. If the Participant’s Continuous Service terminates as a result of the Participant’s death or Disability prior to the Vesting Date, the Option will vest and become exercisable, as of such termination, with respect to (a) the First Tranche, if the First Price Hurdle was achieved prior to such termination, (b) the Second Tranche, if the Second Price Hurdle was achieved prior to such termination, and (c) the Third Tranche, if the Third Price Hurdle was achieved prior to such termination. Upon the termination of the Participant’s Continuous Service as a result of the Participant’s death or Disability, any portion of the Option that is vested and exercisable as of such termination of Continuous Service shall be exercisable by the Participant within such period of time ending on the earlier of (x) one year following such termination of Continuous Service and (y) the Expiration Date, and any unvested and unexercisable portion of the Option shall immediately terminate and be forfeited upon such termination of Continuous Service. For the avoidance of doubt, if the First Tranche, the Second Tranche and/or the Third Tranche does not vest and become exercisable in accordance with Section 2.1 of this Agreement or this Section 3.2 as of the termination of the Participant’s Continuous Service as a result of the Participant’s death or Disability, then the First Tranche, the Second Tranche and/or the Third Tranche, as applicable, will immediately terminate and be forfeited upon such termination.
3.3Termination Other Than for Cause; Termination for Good Reason. If the Participant’s Continuous Service is terminated either by the Company or its applicable Subsidiary other than for Cause or by the Participant for Good Reason (any such termination, a “Qualifying Termination”), in either case, prior to the Vesting Date, then the Option will vest and become exercisable, as of the Vesting Date (or, if earlier, the date of a Change in Control, if the Option is not assumed, continued or replaced in the Change in Control) (such earlier date, the “Trigger Date”), with respect to (a) the First Tranche, if the First Price Hurdle was achieved prior to such Qualifying Termination, (b) the Second Tranche, if the Second Price Hurdle was achieved prior to such Qualifying Termination, and (c) the Third Tranche, if the Third Price Hurdle was achieved prior to such Qualifying Termination. Any portion of the Option that is vested and exercisable as of the Trigger Date shall be exercisable by the Participant within such period of time ending on the earlier of (x) ninety (90) days following (i) the Trigger Date, if the Qualifying Termination occurs prior to the Vesting Date, or (ii) the Qualifying Termination, if the Qualifying Termination occurs on or after the Vesting Date, and (y) the Expiration Date. If the First Price Hurdle, the Second Price Hurdle and/or the Third Price Hurdle was not achieved prior to the Qualifying Termination, then the First Tranche, the Second Tranche and/or the Third Tranche, as applicable, will immediately terminate and be forfeited upon such Qualifying Termination.
3.4Termination for Cause or Engaging in Detrimental Activity. Notwithstanding anything to the contrary herein, if the Participant’s Continuous Service is terminated for Cause (as defined in Section 3.7 of this Agreement) or if the Participant engages in Detrimental Activity (as defined in Section 4.2 of this Agreement), the Option (whether vested or unvested) shall immediately terminate and be forfeited and cease to be exercisable.
3.5Extension of Termination Date. If, following the Participant’s termination of Continuous Service for any reason, the exercise of the Option is prohibited because the exercise of the Option would violate the registration requirements under the Securities Act or any other state or federal securities law or the rules of any securities exchange or interdealer quotation system, then the expiration of the Option shall be tolled until the earlier of (a) the date that is thirty (30) days after the end of the period during which the exercise of the Option would be in violation of such registration or other securities requirements or (b) the Expiration Date.
3.6No Alternative Treatment. Subject to applicable law, the Participant and the Company hereby agree that the treatment provided with respect to the Option under this Section 3 shall supersede and preempt any and all other contrary or inconsistent treatments provided for with respect to the Option in any other Company plans, agreements or arrangements (other than this Agreement and the Plan), including, for the avoidance of doubt (and if applicable to the Participant), any accelerated vesting under Section 3.3 (or any other related and applicable section) of the Senior Leadership Severance Plan (as such plan may be amended or amended and restated from time to time, the “Severance Plan”) or any other provision therein.
3.7Definition of “Cause”. For the purposes of this Agreement, “Cause” shall mean the Participant’s:
(a)    Willful failure to substantially perform the Participant’s duties with the Company or a Subsidiary (other than any such failure resulting from the Participant’s Disability), after a written demand for substantial performance is delivered to the Participant that specifically identifies the manner in which the Company or the Subsidiary believes that the Participant has not substantially performed the Participant’s duties, and the Participant has failed to remedy the situation within fifteen (15) business days of such written notice from the Company or the applicable Subsidiary;
(b)    Gross negligence in the performance of the Participant’s duties;
(c)    Conviction of, or plea of guilty or nolo contendere to, any felony or a lesser crime or offense which, in the reasonable opinion of the Company or the Subsidiary, could adversely affect the business or reputation of the Company or the Subsidiary;
(d)    Willful engagement in conduct that is demonstrably and materially injurious to the Company or a Subsidiary, monetarily or otherwise;
(e)    Willful violation of any provision of the Company’s or a Subsidiary’s code of conduct;
(f)    Willful violation of any of the covenants contained in Article 4 of the Severance Plan, if applicable to the Participant;
(g)    Act of dishonesty resulting in, or intended to result in, personal gain at the expense of the Company or a Subsidiary;
(h)    Engaging in any act that is intended to harm, or may be reasonably expected to harm, the reputation, business prospects, or operations of the Company or a Subsidiary; or
(i)    Engaging in any act that justifies termination of employment with immediate effect under the local laws applicable to the Participant’s employment relationship.
For purposes of this definition, no act or omission by the Participant shall be considered “willful” unless it is done or omitted in bad faith or without reasonable belief that the Participant’s action or omission was in the best interests of the Company or a Subsidiary. Any act or failure to act based upon (x) authority given pursuant to a resolution duly adopted by the Board or (y) advice of counsel for the Company shall be conclusively presumed to be done or omitted to be done by the Participant in good faith and in the best interests of the Company and the Subsidiaries.

For purposes of this Award, there shall be no termination of the Participant’s Continuous Service for Cause pursuant to subsections (a) through (h) above unless a written notice, containing a detailed description of the grounds constituting Cause hereunder, is delivered to the Participant stating the basis for the termination. Upon receipt of such notice, the Participant shall be given thirty (30) days to fully cure (if such violation, neglect, or conduct is capable of cure) the violation, neglect, or conduct that is the basis of such claim.

3.8Definition of “Good Reason”. For the purposes of this Agreement, “Good Reason” shall mean the occurrence of any one or more of the following without the Participant’s consent:
3.9
(a)    the Company or a Subsidiary materially reduces the amount of the Participant’s then-current annual base salary or target annual bonus, if applicable; or
(b)    the Company or a Subsidiary requires the Participant to be based at a location in excess of fifty (50) miles from the location of the Participant’s principal job location or office as of the Date of Grant.

For purposes of this Agreement, the Participant is not entitled to assert that the termination of the Participant’s Continuous Service is for Good Reason unless the Participant gives the Company or its applicable Subsidiary written notice of the event or events that are the basis for such claim within ninety (90) days after the event or events occur, describing such claim in reasonably sufficient detail to allow the Company or its applicable Subsidiary to address the event or events and a period of not less than thirty (30) days after to cure the alleged condition, and the Participant terminates the Participant’s Continuous Service within thirty (30) days following the Company’s or its applicable Subsidiary’s failure to cure such alleged condition.

4.Detrimental Activity.

4.1Engaging in Detrimental Activity. If the Board determines that the Participant, either during Continuous Service or within one year after termination of such Continuous Service, has engaged in any Detrimental Activity, and the Participant does not cease all Detrimental Activity within thirty (30) days after notice of such determination given within one year after commencement of such Detrimental Activity, the Participant shall:

(a)    Return to the Company, in exchange for payment by the Company of the aggregate Exercise Price paid therefor, all Common Shares that the Participant has not disposed of that were purchased pursuant to this Agreement at any time on or following the date that occurred one year prior to the date of the commencement of such Detrimental Activity (as determined by the Board), and

(b)    With respect to any Common Shares that the Participant has disposed of that were purchased pursuant to this Agreement at any time on or following the date that occurred one year prior to the date of the commencement of such Detrimental Activity (as determined by the Board), pay to the Company in cash the difference between:
(i)The aggregate Exercise Price paid by the Participant to acquire such Common Shares pursuant to this Agreement, and

(ii)The closing price of the Common Shares on the New York Stock Exchange on the date of such purchase (or on the last trading day prior to such purchase, if there was no trading on the purchase date).

To the extent that such amounts are not paid to the Company, to the extent permissible under applicable law and Section 409A of the Code, the Company may set off the amounts so payable to it against any amounts that may be owing from time to time by the Company or a Subsidiary to the Participant, whether as wages, deferred compensation or vacation pay or in the form of any other benefit or for any other reason.

4.2        Definition of “Detrimental Activity”. For purposes of this Agreement, the term “Detrimental Activity” shall include:

(a)    Engaging in any activity, as an employee, principal, agent, or consultant for another entity, and in a capacity, that directly competes with the Company or a Subsidiary in any actual product, service, or business activity (or in any product, service, or business activity which was under active development while the Participant was employed by or in service to the Company or a Subsidiary if such development is being actively pursued by the Company or a Subsidiary during the one year period first referred to in Section 4.1) for which the Participant has had any direct responsibility and direct involvement during the last two years of the Participant’s employment or service with the Company or a Subsidiary, in any territory in which the Company or a Subsidiary manufactures, sells, markets, services, or installs such product or service, or engages in such business activity.

(b)    Soliciting any employee of the Company or a Subsidiary to terminate his or her employment with the Company or a Subsidiary.

(c)    The disclosure to anyone outside the Company or a Subsidiary, or the use, other than in the business of the Company or a Subsidiary, without prior written authorization from the Company or the applicable Subsidiary, of any confidential, proprietary or trade secret information or material relating to the business of the Company and the Subsidiaries, acquired by the Participant during the Participant’s employment by or service with the Company or the Subsidiaries or while acting as a consultant for the Company or the Subsidiaries thereafter; provided, however, that nothing in this Agreement or the Plan limits the Participant’s ability to file a charge or complaint or to communicate, including by providing documents or other information without notice to the Company or the applicable Subsidiary, with the Securities and Exchange Commission or any other governmental agency or commission (each, a “Government Agency”) or limits the Participant’s right to receive an award for information provided to any Government Agency.

(d)    The failure or refusal to disclose promptly and to assign to the Company or a Subsidiary upon request all right, title and interest in any invention or idea, patentable or not, made or conceived by the Participant during employment by or service with the Company or a Subsidiary, relating in any manner to the actual or anticipated business, research or development work of the Company or a Subsidiary or the failure or refusal to do anything reasonably necessary to enable the Company or a Subsidiary to secure a patent, a design registration, a utility model or a copyright registration where appropriate, in the United States and in any other countries.
(e)    Activity that constitutes Cause.
5.Manner of Exercise.

5.1Election to Exercise. To the extent vested and exercisable pursuant to this Agreement, the Option may be exercised in whole or in part prior to the Expiration Date. To exercise the Option, the Participant (or in the case of exercise after the Participant’s death or incapacity, the Participant’s executor, administrator, heir or legatee, as the case may be) must deliver to the Company a notice of intent to exercise in the manner designated by the Committee.

5.2Payment of Exercise Price. The entire Exercise Price of the Option shall be payable in full at the time of exercise in:
(a)    cash;

(b)    check;

(c)    Common Shares; provided, that such Common Shares have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price and provided, further, that accepting the Common Shares does not result in any adverse accounting consequences to the Company;

(d)    subject to applicable law, consideration received by the Company under a broker-assisted (or other) cashless exercise program implemented by the Company in connection with the Plan;
(e)    Common Shares withheld pursuant to a net exercise arrangement;

(f)    other consideration and method of payment to the extent permitted by applicable law and approved by the Committee; or
(g)    any combination of the foregoing methods.

5.3Withholding. Prior to the issuance of Common Shares upon the exercise of the Option, the Participant must make arrangements satisfactory to the Company to pay or provide for any applicable federal, state and local tax withholding obligations of the Company. The Committee may permit the Participant to satisfy any federal, state and local tax withholding obligation by any of the following means, or by a combination of such means:

(a)    tendering a cash payment;

(b)    subject to Article XII of the Plan, authorizing the Company to withhold Common Shares from the Common Shares otherwise issuable to the Participant as a result of the exercise of the Option; or

(c)    delivering to the Company previously owned and unencumbered Common Shares.

6.Change in Control. Notwithstanding any provision of this Agreement to the contrary, if a Change in Control occurs after the Date of Grant and before the Vesting Date and the Participant remains in Continuous Service from the Date of Grant through the date of such Change in Control, then:
(a)    If the Option is not assumed, continued or replaced in the Change in Control, the Option will vest and become exercisable as of immediately prior to the Change in Control with respect to the First Tranche, the Second Tranche and/or the Third Tranche, as applicable, based on (i) achievement of the First Price Hurdle, the Second Price Hurdle and/or the Third Price Hurdle, as applicable, on or prior to the date of such Change in Control or (ii) the transaction price per share of the Common Shares in the Change in Control achieving the dollar thresholds associated with the First Price Hurdle, the Second Price Hurdle and/or the Third Price Hurdle, as applicable, whichever of (i) or (ii) results in greater vesting of the Option. Any portion of the Option that does not vest in accordance with this Section 6(a) as of immediately prior to the Change in Control will immediately terminate and be forfeited upon such Change in Control.

(b)    If the Option is assumed, continued or replaced in the Change in Control, and the Participant’s Continuous Service is terminated as a result of a Qualifying Termination on or during the two years following such Change in Control but prior to the Vesting Date, then the Option will vest and become exercisable as of the date of such Qualifying Termination with respect to (i) the number of Common Shares that would have vested pursuant to Section 6(a) had the Option not been assumed, continued or replaced in the Change in Control, or (ii) the number of Common Shares that would have vested under Section 3.3 of this Agreement, whichever of (i) or (ii) results in greater vesting of the Option. Notwithstanding Section 3.3 of this Agreement, any portion of the Option that vests in accordance with this Section 6(b) shall be exercisable by the Participant within such period of time ending on the earlier of (x) ninety (90) days following the Qualifying Termination and (y) the Expiration Date, and any portion of the Option that remains unvested after application of this Section 6(b) will immediately terminate and be forfeited upon such Qualifying Termination.

7.Transferability. The Option is not transferable by the Participant other than by will or the laws of descent and distribution, except (so long as the Participant is not a Director or officer of the Company within the meaning of Section 16 of the Exchange Act) to a fully revocable trust of which the Participant is treated as the owner for federal income tax purposes.

8.Adjustments. The Common Shares subject to the Option shall be adjusted or terminated as contemplated by Article XI of the Plan.

9.Compliance with Law. The exercise of the Option and the issuance and transfer of Common Shares shall be subject to compliance by the Company and the Participant with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Common Shares may be listed. No Common Shares shall be issued pursuant to the Option or transferred unless and until any then-applicable requirements of state and federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel.

10.Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Participant and the Participant’s beneficiaries, executors, administrators and the person(s) to whom the Option may be transferred by will or the laws of descent or distribution.

11.Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.

12.Amendment. The Committee has the right to amend, alter, suspend, discontinue or cancel the Plan, prospectively or retroactively; provided, that no such amendment shall adversely affect the Participant’s material rights under this Agreement without the Participant’s consent.

13.Holding Requirement. Subject to applicable law and any applicable Company policy, the Participant may, in connection with the acquisition of any Common Shares under this Agreement, dispose of a portion of such Common Shares to cover any tax liability related to the acquisition of such Common Shares; provided that the Participant shall continue to hold, until at least the first anniversary of the date of acquisition of such Common Shares, a number of such Common Shares representing no less than 50% of the total value of such acquired Common Shares, less any associated tax liability to the Participant, as of the date of acquisition of such Common Shares.

14.Continuous Service. For purposes of this Agreement, the Continuous Service of the Participant shall not be deemed interrupted, and the Participant shall not be deemed to have ceased to be an employee or service provider of the Company or a Subsidiary, by reason of the transfer of the Participant’s employment or service among the Company and the Subsidiaries. For the purposes of this Agreement, leaves of absence from employment that are approved by the Chief Executive Officer of the Company for illness, military or governmental service, or other cause shall be considered as employment.

15.Participant’s Acknowledgment. In accepting the grant, the Participant acknowledges that: (a) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, suspended or terminated by the Company at any time, as provided in the Plan and this Agreement; (b) the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of any option to purchase Common Shares, or benefits in lieu of any option to purchase Common Shares, even if options to purchase Common Shares have been granted repeatedly in the past; (c) all decisions with respect to future grants, if any, will be at the sole discretion of the Company; (d) the Participant’s participation in the Plan is voluntary; (e) the Option is not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance payments, resignation payments, termination payments, redundancy payments, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments, and the grant of the Option is an extraordinary item which is outside the scope of the Participant’s employment contract, if any; (f) in the event that the Participant is an employee of a Subsidiary of the Company, the grant will not be interpreted to form an employment contract or relationship with the Company; and furthermore, the grant will not be interpreted to form an employment contract with the Subsidiary that is the Participant’s employer; (g) the future value of the underlying Common Shares is unknown and cannot be predicted with certainty; (h) no claim or entitlement to compensation or damages arises from forfeiture or termination of the Option or diminution in value of the Option or the Common Shares underlying the

Option, and the Participant irrevocably releases the Company, its affiliates and the Subsidiaries from any claim that may arise related thereto; and (i) notwithstanding any terms or conditions of the Plan to the contrary, in the event of involuntary termination of the Participant’s employment or service, the Participant’s right to vest in the Option under the Plan, if any, will terminate effective as of the date that the Participant is no longer actively employed or in service and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law).

16.Clawback. Notwithstanding anything in this Agreement to the contrary, the Participant acknowledges and agrees that this Agreement and the Option described herein (and any settlement thereof) are subject to the terms and conditions of the Company’s clawback policies as may be in effect from time to time, including specifically to implement Section 10D of the Exchange Act and any applicable rules or regulations promulgated thereunder (including applicable rules and regulations of any national securities exchange on which the Common Shares may be traded) (the “Compensation Recovery Policy”), and that, to the extent the Compensation Recovery Policy, by its terms, is applicable to the Option, relevant sections of this Agreement shall be (if necessary) deemed superseded by and subject to the terms and conditions of the Compensation Recovery Policy from and after the effective date thereof. Further, by accepting the Option, the Participant (a) consents to be bound by the terms of the Compensation Recovery Policy, as applicable, (b) agrees and acknowledges that the Participant is obligated to and will cooperate with, and will provide any and all assistance necessary to, the Company in any effort to recover or recoup any compensation or other amounts subject to clawback or recovery pursuant to the Compensation Recovery Policy and/or applicable laws, rules, regulations, stock exchange listing standards or other Company policy, and (c) agrees that the Company may enforce its rights under the Compensation Recovery Policy through any and all reasonable means permitted under applicable law as it deems necessary or desirable under the Compensation Recovery Policy.

17.Data Privacy. The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in this document by and among, as applicable, the Company, its affiliates and the Subsidiaries (the “Company Group”) for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.

The Participant understands that the Company Group holds certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Common Shares or directorships held in the Company, details of all Options or Restricted Stock Units or any other entitlement to Common Shares awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the purpose of implementing, administering and managing the Plan (collectively, “Data”). The Participant understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Participant’s country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Participant’s country. The Participant understands that the Participant may request a list with the names and addresses of any potential recipients of the Data by contacting the Participant’s local human resources representative. The Participant authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Participant may elect to deposit any Common Shares acquired. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan. The Participant understands that the Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Participant’s local human resources representative. The Participant understands, however, that refusing or withdrawing the Participant’s consent may affect the Participant’s ability to participate in the Plan. For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant understands that the Participant may contact the Participant’s local human resources representative.

18.Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

19.Acceptance. The Participant hereby acknowledges receipt of a copy of the Plan and this Agreement. The Participant has read and understands the terms and provisions thereof, and accepts the Option subject to all of the terms and conditions of the Plan and this Agreement. The Participant acknowledges that there may be adverse tax consequences upon exercise of the Option or disposition of the underlying shares and that the Participant has been advised to consult a tax advisor prior to such exercise or disposition. This Agreement is subject to the terms and conditions of the Plan.

20.Governing Law. The validity, construction, interpretation, and enforceability of this Agreement shall be determined and governed by the laws of the State of Ohio, USA without giving effect to the principles of conflicts of law. For the purpose of litigating any dispute that arises under this Agreement, the parties hereby consent to exclusive jurisdiction and agree that such litigation shall be conducted in the federal or state courts of the State of Ohio, USA.

The parties have executed this Agreement on the terms and conditions set forth herein as of the Date of Grant.

Participant
DIEBOLD NIXDORF, INCORPORATED
By:_____________________________
Name:
Title: